Exhibit 99.1

News From

16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

FOR IMMEDIATE RELEASE

Atkore International Holdings Inc. Announces Fiscal Year 2011 Results

Highlights

•	Fiscal Year 2011 Combined Net Sales were $1,650 million, up $217 million or 15% from prior year

•	Fiscal Year 2011 Combined Operating Income was $29 million

•	Fiscal Year 2011 Combined Adjusted EBITDA was $123 million

Harvey, Illinois —December 16, 2011— Atkore International Holdings Inc.(“Atkore International” or the “Company”), a global manufacturer of fabricated steel tubes and pipes, pre-wired armored cables and cable management systems, and metal framing systems announced its fiscal year 2011 results today. The Company will hold a conference call today at 10:00 a.m. Eastern Standard Time (EST) to discuss these results and its business.

Fiscal Year 2011 Financial Highlights

The Company has presented its financial results for the Predecessor and the Successor Company in the financial statements, in accordance with U.S. GAAP, for the periods before and after the Transaction1 on December 22, 2010. Despite the separate presentation, there were no material changes to the actual operations of the Company’s business as a result of the acquisition of a majority interest in Atkore by affiliates of Clayton Dubilier & Rice, LLC (“CD&R”). As the core operations of the Company have not changed as a result of the Transaction, when evaluating the Company’s results of operations and cash flows, the Company treats the year ended September 30, 2011 as a single measurement period, rather than the two separate periods that are required to be reported under GAAP. However, the Company’s Statement of Operations (Supplemental Schedule A) is presented in accordance with U.S. GAAP. The Company believes that the combined presentation, for purpose of this discussion, provides greater comparability for investors to conduct a meaningful comparison of operating results between periods.

FINANCIAL RESULTS

	2011			2010
	Successor Company	Predecessor Company	Combined	Predecessor Company	Change
	Period from December 23, 2010 to September 30, 2011 (“Successor Period”)	Period from September 25, 2010 to December 22, 2010 (“Predecessor Period”)	Combined Fiscal year ended September 30, 2011	Fiscal year ended September 24, 2010	2011 vs. 2010
U.S. Sales	$1,064	$281	$1,345	$1,128	$217
International sales	$234	$71	$305	$305	$—

Net sales	$1,298	$352	$1,650	$1,433	$217
Operating income	$21	$8	$29	$68	$(39)

[1]

On December 22, 2010, Tyco International Ltd. (“Tyco”) completed the sale of a 51% stake in its Electrical and Metal Products (“TEMP”) business to affiliates of the private equity firm Clayton Dubilier & Rice, LLC (“CD&R”). The sale was effected pursuant to an investment agreement dated as of November 9, 2010 (the "Investment Agreement") by and among CD&R Allied Holdings, L.P. (“CD&R Investor”), Tyco, Tyco International Holding S.a.r.l. , and Atkore International Group Inc. (“Atkore Group”). Atkore Group owns 100% of Atkore International.

Net Sales: Net sales increased by $217 million to $1,650 million from $1,433 million for the fiscal year ended September 30, 2011 and September 24, 2010, respectively.

Net sales in the U.S., which represent 82 % of the Company’s total sales, were $1,345 million, an increase of $217 million or 19% over the comparable prior year. The increase is attributable to higher volume and selling price increases. Market prices for hot-rolled steel rose 20% and COMEX copper prices increased 29% on average for fiscal year 2011 compared to fiscal year 2010. Sales outside of the U.S. were $305 million, unchanged from the comparable prior year.

Operating Income: The impact of purchase accounting negatively impacted operating income by $24 million. Excluding this impact, for the period ended September 30, 2011, operating income decreased by $15 million to $53 million compared to $68 million for the comparable prior year period. The decrease of $15 million is primarily a result of transaction-related costs of $16 million and a $9 million increase in selling expenses due to an increase in volume, partially offset by an increase in margin.

Adjusted (Non-GAAP) EBITDA: Combined Adjusted EBITDA for fiscal year 2011 was $123 million.

SEGMENT RESULTS

Electrical and Infrastructure Results

	2011			2010
	Successor Company	Predecessor Company	Combined	Predecessor Company	Change
	Period from December 23, 2010 to September 30, 2011 (“Successor Period”)	Period from September 25, 2010 to December 22, 2010 (“Predecessor Period”)	Combined Fiscal year ended September 30, 2011	Fiscal year ended September 24, 2010	2011 vs. 2010
Net sales	$730	$204	$934	$791	$143
Operating income	$63	$13	$76	$62	$14

Net sales: Net Sales for the Electrical and Infrastructure (E&I) segment rose 18% to $934 million for the fiscal year ended September 30, 2011 compared to the prior year. Of the increase in Net Sales of $143 million, $88 million is related to higher average selling prices for both electrical steel conduit and armored and metal-clad cable products in North America.

Operating Income: The impact of purchase accounting negatively impacted operating income by $7 million. Excluding this impact, for the period ended September 30, 2011, operating income increased $21 million to $83 million compared to $62 million for the comparable prior year period.

Engineered Products and Services Results

	2011			2010
	Successor Company	Predecessor Company	Combined	Predecessor Company	Change
	Period from December 23, 2010 to September 30, 2011 (“Successor Period”)	Period from September 25, 2010 to December 22, 2010 (“Predecessor Period”)	Combined Fiscal year ended September 30, 2011	Fiscal year ended September 24, 2010	2011 vs. 2010
Net sales	$587	$154	$741	$642	$99
Operating income	$33	$—	$33	$62	$(29)

Net Sales: Net Sales for the Engineered Products and Services (EP&S) segment were $741 million, an increase of 15% compared to the respective prior year period. The increase in Net Sales was primarily due to $54 million of volume growth in our North American pipe and tube business, $39 million attributable to higher average selling prices in North America and a favorable foreign currency translation impact of $12 million. The increase was partially offset by $11 million due to lower selling prices and lower volume in Brazil.

Operating Income: The impact of purchase accounting negatively impacted operating income by $7 million. Excluding this impact, for the period ending September 30, 2011, operating income decreased by $22 million to $40 million compared to $62 million for the comparable prior year period. The decrease is primarily attributable to a reduction in profit margins from our Brazil operation due to downward pressure on steel prices as a result of steel imports.

Cash Flow and Capital Investments

The Company generated $68 million of cash flow from operations in the Successor Period due to a strong focus on working capital management, allowing the Company to reduce the draw on the Asset-Based Lending facility from $55 million on December 22, 2010 to $46 million on September 30, 2011. Also, the cash from foreign operations increased from $14 million to $48 million from December 23, 2010 to September 30, 2011. The Company made $54 million in capital expenditures in fiscal year 2011 compared to $ 46 million in fiscal year 2010.

Management Comments

John P. Williamson, President and CEO of Atkore International, commented:

“In its first year as Atkore International, the Company managed through the challenges of establishing a stand-alone organization and corporate infrastructure as well as the continued competitive market environment arising from the lack of an economic recovery in the markets we serve, predominantly the non-residential construction market in the U.S., which accounts for approximately 77% of our U.S. product revenue. Despite the potential disruptions associated with creating the stand-alone business structure, we maintained our focus on our customers and increased our U.S. sales volume by 7% while non-residential construction starts declined roughly 6% year-over-year as reported by McGraw-Hill. We saw an expansion of our Adjusted EBITDA2 margin in the second and third quarters and a compression in the fourth quarter as the spread between the price at which we sold our products and the cost of the material used to make those products fluctuated. These fluctuations resulted from the almost immediate reflection of the market prices of steel in our sales price and a lag of such market price changes affecting our costs of goods sold due to the roughly four-month cycle time between when steel is ordered and priced and when it is consumed from inventory on a first in- first out (“FIFO”) basis and sold as finished good.

We expect that Atkore’s fiscal 2012 will be characterized by very little market recovery, sales growth in excess of the market growth rate as a result of geographic and product based initiatives, and margin expansion driven by improvements to our cost structure.”

Conference Call

Atkore International will host a conference call on December 16, 2011 at 10:00 a.m. Eastern Time. The call may be accessed over the internet through Atkore International’s website at http://www.atkore.com. A replay will be available on Atkore International’s website shortly after the call.

About Atkore International

Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components; serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,100 employees and 23 manufacturing and distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: the sustained downturn in the non-residential construction industry; fluctuations in the price of raw materials; our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disruptions; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to

[2]	A detailed table reconciling 2011 GAAP net earnings (loss) to adjusted EBITDA is included in Supplemental Schedule E.

protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; risks inherent in acquisitions and the financing thereof; risks relating to us operating as a stand-alone company; our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing our indebtedness; the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found on Form S-4, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.

Note Concerning Non-GAAP Measurement Tools

We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules

Statements of Operations	A
Consolidated Balance Sheet	B
Statements of Cash Flows	C
Segment Information	D
Non-GAAP Financial Measure Reconciliation	E

# # #

Supplemental Schedule A

Atkore International Holdings Inc.

Statements of Operations

(In millions)

	Consolidated Successor Company	Combined Predecessor Company
	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010
Net sales	$1,298	$352
Costs and expenses
Cost of sales	1,109	304
Selling, general and administrative	152	40
Transaction-related costs	16	—

Operating income	21	8
Interest expense, net	37	11

Loss before income taxes	(16)	(3)
Income tax expense	1	—

Net loss	$(17)	$(3)

Supplemental Schedule B

Atkore International Holdings Inc.

Balance Sheet

(In millions)

September 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$48
Accounts receivable, less allowance for doubtful accounts of $2 million	225
Receivables due from Tyco International Ltd. and affiliates	4
Inventories, net	270
Prepaid expenses and other current assets	40
Deferred income taxes	16

Total current assets	603
Property, plant and equipment, net	339
Intangible assets, net	269
Goodwill	136
Deferred income taxes	2
Receivables due from Tyco International Ltd. and affiliates	14
Other assets	36

Total Assets	$1,399

Liabilities and Equity
Current Liabilities:
Short-term debt and current maturities of long-term debt	$47
Accounts payable	126
Income tax payable	4
Accrued and other current liabilities	79

Total current liabilities	256
Long-term debt	411
Deferred income taxes	101
Income tax payable	13
Pension liability	35
Other long-term liability	13

Total Liabilities	829
Successor Company Shareholders’ Equity:
Common stock, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—
Additional paid in capital	604
Accumulated deficit	(17)
Accumulated other comprehensive loss	(17)

Total Company Shareholders’ Equity	570

Total Liabilities and Equity	$1,399

Supplemental Schedule C

Atkore International Holdings Inc.

Statements of Cash Flows

(In millions)

	Consolidated Successor Company	Combined Predecessor Company
	For the period from December 23, 2010 to September 30, 2011	For the period from September 25, 2010 to December 22, 2010
Cash Flows From Operating Activities:
Net loss	$(17)	$(3)
Adjustments to reconcile net cash provided by( used in) operating activities:
Depreciation and amortization	36	7
Amortization of debt issuance costs	5	—
Deferred income taxes	(2)	(6)
Share-based compensation	1	—
Provision for losses on accounts receivable and inventory	5	3
Other items	1	2
Changes in assets and liabilities:
Accounts receivable	10	(18)
Receivables due from Tyco International Ltd. And affiliates	(17)	—
Prepaid expenses and other current assets	(5)	(2)
Inventories	16	(10)
Accounts payable	12	(34)
Income taxes payable	(5)	2
Accrued and other liabilities	24	(8)
Other	4	—

Net cash provided by (used in) operating activities	68	(67)

Cash Flows From Investing Activities:
Capital expenditures	(39)	(12)
Change in due to Tyco International Ltd. and affiliates	—	357
Purchase price adjustment	(12)	—
Other	1	—

Net cash (used in) provided by investing activities	(50)	345

Cash Flows From Financing Activities:
Payments of long-term debt due to Tyco International Ltd. and affiliates	(400)	(300)
Proceeds from issuance of senior secured notes	410	—
Increase in debt outstanding under credit facility	46	—
Payment of debt issuance costs	(38)	—
Payments from short-term debt	(3)	—
Proceeds from short-term debt	1	4
Change in parent company investment	3	(1)

Net cash provided by (used in) financing activities	19	(297)
Effect of currency translation on cash	(3)	—

Net increase (decrease) in cash and cash equivalents	34	(19)

Cash and cash equivalents at beginning of period	14	33

Cash and cash equivalents at end of period	$48	$14

Supplementary Cash Flow Information:
Interest paid	$23	$11
Income taxes paid, net of refunds	9	1
Capital expenditures not yet paid	3	—

Supplemental Schedule D

Atkore International Holdings Inc.

Segment Information

(In millions)

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 To September 30, 2011	For the Period from September 25, 2010 To December 22, 2010
Net sales:
Electrical and Infrastructure	$730	$204
Engineered Products and Services	587	154
Elimination of intersegment revenues	(19)	(6)

	$1,298	$352

Operating income (loss):
Electrical and Infrastructure	$63	$13
Engineered Products and Services	33	—
Corporate and Other	(75)	(5)

	$21	$8

	Successor Company	Predecessor Company
	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010
Net sales:
United States	$1,064	$281
Other Americas	163	50
Europe	40	12
Asia—Pacific	31	9

	$1,298	$352

Supplemental Schedule E

Atkore International Holdings Inc.

Non-GAAP Financial Measure Reconciliation

(In millions)

(Unaudited)

	2011
	Successor Company	Predecessor Company	Combined
	Period from Dec. 23, 2010 through September 30, 2011 (“Successor Period”)	Period from Sept. 30, 2010 through Dec. 22, 2010 (“Predecessor Period”)	Combined Fiscal year ended September 30, 2011
Net loss	$(17)	$(3)	$(20)

Add:
Depreciation and amortization	36	7	43
Interest expense	37	11	48
Provision for income tax	1	—	1

EBITDA	57	15	72

Add:
Restructuring (1)	2	(1)	1
Non-cash share based compensation (2)	1	1	2
Unusual product liability (3)	1	—	1
Non-cash pension expense (4)	2	1	3
Full year restructuring cost savings (5)	1	—	1
Management fee	5	—	5
Other non-cash items (6)	36	2	38

Adjusted EBITDA	$105	18	$123

(1)	Represents facility exit costs and employee severance and benefit costs.

(2)	Represents the add-back of non-cash compensation expense for restricted share awards and share options.

(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.

(4)	Represents the add-back of pension expense.

(5)	Represents the estimated annual benefit associated with initiatives undertaken by us during fiscal 2011, as if those initiatives had been fully implemented at the beginning of the period, less amounts achieved. The actual annual benefit associated with these initiatives may differ from our estimates and we may not achieve the full benefit from these initiatives in future periods.

(6)	Other represents the impact of other non-cash items, including impairment of a note receivable related to the sale of our automotive business, transaction costs, non-recurring consulting fees, one-time executive severance expense, and a gain on the sale of fixed assets. For the Successor period from December 23, 2010 through September 30, 2011, the amount above includes the following significant items that resulted from the Transactions: the impact of selling the inventory with a stepped-up value as a result of applying purchase accounting ($11 million), and transaction-related costs incurred in connection with the Transactions ($16 million).